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                                                                     EXHIBIT 5.8



WALTER HAVERFIELD LLP



                                                              December 12, 2003


Ardent Health Services LLC
Ardent Health Services, Inc.
One Burton Hills Boulevard, Suite 250
Nashville, Tennessee 37215

         Re:  10% Senior Subordinated Notes due 2013

Ladies and Gentlemen:

         This opinion is being furnished to you in connection with the Registration Statement on Form S-1 (File No. 333-110117) (the "Registration Statement") filed by Ardent Health Services LLC, a Delaware limited liability company (the "Parent"), Ardent Health Services, Inc., a Delaware corporation (the "Issuer"), and the other subsidiaries of the Parent named therein as guarantors (collectively, the "Subsidiary Guarantors") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to $225,000,000 principal amount of the Issuer's 10% Senior Subordinated Notes due 2013 (the "Exchange Notes") to be issued in an exchange offer for $225,000,000 principal amount of the Issuer's outstanding 10% Senior Subordinated Notes due 2013 (the "Original Notes"). The Original Notes are, and the Exchange Notes will be, guaranteed by the Parent and the Subsidiary Guarantors, including BHC Belmont Pines Hospital, Inc, BHC Fox Run Hospital, Inc., and BHC Windsor Hospital, Inc. (collectively, the Ohio Guarantors"). Original Notes that are accepted for exchange for Exchange Notes will be cancelled and retired.

         The Original Notes were and the Exchange Notes will be issued pursuant to an Indenture dated as of August 19, 2003 (the "Indenture") among the Issuer, the Parent, the Subsidiary Guarantors and U.S. Bank Trust National Association, N.A., as trustee. The Original Notes were issued and sold on August 19, 2003 to Banc of America Securities LLC, UBS Securities LLC, Banc One Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial purchasers thereof (the "Initial Purchasers"), without registration under the Securities Act, and were offered and sold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act and in transactions outside the United States in reliance on Regulation S under the Securities Act.

         We have acted as special counsel to the Company in connection with Ohio law matters. In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the Indenture and the Form of Notation of Guarantee (the "Notation of Guarantee") under the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such documents and records, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and



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Ardent Health Services LLC
December 12, 2003
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necessary as a basis for this opinion. We have relied, without independent verification, upon certificates of public officials, officers of the Company and other appropriate persons. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

         Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. Each of the Ohio Guarantors is validly incorporated and is validly existing and in good standing under the laws of the State of Ohio.

         2. Each of the Ohio Guarantors has full right, power and authority to execute, deliver and perform its obligations under the Indenture and the Notation of Guarantee.

         3. The Indenture has been duly authorized, executed, and delivered by each of the Ohio Guarantors.

         4. The Notation of Guarantee has been duly authorized by each of the Ohio Guarantors.

         5. To our knowledge, the execution, delivery and performance of the Indenture, the Exchange Notes and the Notation of Guarantees by each of the Ohio Guarantors does not violate any applicable laws.

         This opinion letter is limited to the laws of the State of Ohio.

         Ropes & Gray LLP may rely upon this opinion as if it were addressed to them.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act or the related Rules promulgated by the Securities and Exchange Commission.

                                        Very truly yours,

                                        /s/ Walter & Haverfield LLP

                                        Walter & Haverfield LLP